Exhibit 99.(h)(15)

FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED

TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block, to the Second Amended and Restated Transfer Agent Servicing Agreement, dated as of November 14, 2022, (the "Agreement"), is entered into by and between CALAMOS INVESTMENT TRUST (“CIT”), a Massachusetts business trust, CALAMOS ADVISORS TRUST (“CAT”), a Massachusetts business trust, CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST (“CASET”), a Delaware statutory trust (each a “Trust” and collectively the “Trusts”) acting for and on behalf of each series of the Trusts listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS” and, together with the Trusts, each a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, the Parties have entered into the Agreement; and

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to add the following Fund, a new series of CIT:

Calamos Merger Arbitrage Fund

WHEREAS, Section 14 of the Agreement allows for its amendment by a written agreement executed by USBFS and the Trusts and authorized or approved by the Board of Trustees of the Trusts; and

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures on Following Page

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

CALAMOS INVESTMENT TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Stephen Atkins	By:	/s/ Gregory Farley

Name: Stephen Atkins		Name: Gregory Farley

Title: Treasurer		Title: Sr. Vice President

CALAMOS ADVISORS TRUST		Date: September 28, 2023

By:	/s/ Stephen Atkins

Name: Stephen Atkins

Title: Treasurer

CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST

By:	/s/ Stephen Atkins

Name: Stephen Atkins

Title: Treasurer

Exhibit A to the Transfer Agent Servicing Agreement

The Calamos Fund Complex shall mean:

Calamos Investment Trust

Calamos Growth Fund

Calamos Select Fund

Calamos Growth and Income Fund

Calamos International Growth Fund

Calamos Global Opportunities Fund

Calamos High Income Opportunities Fund

Calamos Convertible Fund

Calamos Market Neutral Income Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Dividend Growth Fund

Calamos Global Convertible Fund

Calamos Hedged Equity Income Fund

Calamos Phineus Long/Short Fund

Calamos Short-Term Bond Fund

Calamos Timpani Small Cap Growth Fund

Calamos Timpani SMID Growth Fund

Calamos International Small Cap Growth Fund

Calamos Merger Arbitrage Fund

Calamos Advisors Trust

Calamos Growth and Income Portfolio

Calamos Antetokounmpo Sustainable Equities Trust

Calamos Antetokounmpo Sustainable Equities Fund

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